AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT OF PURCHASE AND SALE (this “Agreement”) is made as of July 14, 2016 (the “Effective Date”), by and between RRE WOODLAND VILLAGE HOLDINGS, LLC, a Delaware limited liability company, having an address at c/o Resource Real Estate, Inc., 1845 Walnut Street, 18th Floor, Philadelphia, PA 19103 (“Seller”), and DBC REAL ESTATE MANAGEMENT, LLC, a Pennsylvania limited liability company, having an address at 51 Pennwood Place, Suite 200, Warrendale, PA 15086 (“Buyer”).

W I T N E S S E T H:
In consideration of the covenants and provisions contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:
1.Agreement to Sell and Purchase. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, subject to all of the terms and conditions of this Agreement, all of Seller’s right, title and interest in and to the project commonly known as “Woodland Village Apartments” containing approximately 308 apartment and townhome units located at 2221 Bush River Road, Columbia, South Carolina 29210 and consisting of the following (collectively, the “Property”):
(a)    Real Property. All of that certain tract of land more fully described on Exhibit A to this Agreement (the “Land”) together with all improvements thereon (the “Improvements”), and all appurtenances thereto (including, without limitation, all easements, rights‑of‑way, water rights, privileges, licenses, and other rights and benefits belonging to, running with the owner of, or in any way relating to the aforesaid tract of land and all trees, shrubbery and plants); together with all rights, title and interest of Seller in and to any land lying in the bed of any street, opened or proposed, in front of or abutting or adjoining the aforesaid tract of land, and all right, title and interest of Seller in and to any unpaid award for the taking by eminent domain of any part of the aforesaid tract of land or for damage to such tract of land by reason of a change of grade of any street (collectively, the “Real Property”);
(b)    Personal Property. All fixtures, furniture, equipment (including without limitation, office equipment and computers but excluding network equipment including firewall and router), supplies and other tangible and intangible personal property attached or appurtenant to, or located in or on, or used solely in connection with the Real Property, which are owned by Seller excluding, however, any “Thin Client Solutions” hardware and software and any items upon which appears the “Resource Residential” logo, including without limitation, any door rugs, portable movie screens, marketing brochures and other literature (collectively, the “Personal Property”);
(c)    Leases. The Seller’s interest in all leases, tenancies, licenses and other agreements for the use or occupancy of any portion of the Property in effect on the date of this Agreement and all guaranties in connection therewith (the “Leases”); and
(d)    Contracts. To the extent assignable, the Seller’s interest in all leasing, service, supply and maintenance contracts relating to the Land, Improvements, or Personal Property (collectively, the “Contracts”), but only to the extent Buyer elects to have such Contracts assigned to it in accordance with Section 5(c) hereof.
2.    Purchase Price; Deposit. The purchase price (the “Purchase Price”) for the Property, subject to adjustments as provided in this Agreement, shall be TWENTY MILLION SIX HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($20,650,000.00), and shall be paid as follows:

1LW:1030700.3

(a)    Two Hundred Thousand and 00/100 Dollars ($200,000.00) (the “Deposit”) to be paid within three (3) business days after the Effective Date in immediately available funds and delivered as follows: (i) $100,000 (the “Escrowed Deposit”) to Bell, Carrington & Price, 408 E. North Street, Greenville, SC 29601, Attention: Brian Price, Esquire, Phone: (864) 272-0556, Email: bprice@bellcarrington.com (“Escrow Holder” or “Title Company”), and (ii) the remaining $100,000 (the “Hard Deposit”) to Seller pursuant to the wire instructions set forth on Schedule 2(a) attached hereto.
(b)    The Escrowed Deposit shall be held by Escrow Holder in one or more interest bearing federally‑insured money market accounts acceptable to both Seller and Buyer, or in short‑term United States Government obligations having a maturity date which is not later than the Closing Date (as hereinafter defined). As used in this Agreement, “Deposit” shall mean and include the Deposit as defined in Subsection 2(a) above and any interest earned thereon. If requested by Escrow Holder, Buyer shall execute and deliver a Form W-9 to Escrow Holder. Failure by Buyer to deliver the Deposit as provided above shall be a material default hereunder and shall render this Agreement terminable or, alternatively, voidable at the option of the Seller.
(c)    The balance of the Purchase Price, as adjusted in accordance herewith, shall be paid at Closing by wire transfer of immediately available funds and delivered to Escrow Holder.
3.    Disposition of Deposit; Defaults.
(a)    Held in Escrow. Subject to Section 3(e) below, the Escrowed Deposit shall be held in escrow and disbursed by Escrow Holder strictly in accordance with the terms of this Agreement.
(b)    Upon Default.
(i)    IF BUYER, WITHOUT THE RIGHT TO DO SO AND IN DEFAULT OF ITS OBLIGATIONS UNDER THIS AGREEMENT, FAILS TO COMPLETE CLOSING OR OTHERWISE DEFAULTS UNDER OR BREACHES THIS AGREEMENT, SELLER SHALL HAVE THE RIGHT TO BE PAID THE DEPOSIT AS LIQUIDATED DAMAGES. THE PARTIES HAVE AGREED THAT SELLER’S ACTUAL DAMAGES, IN THE EVENT OF A BUYER DEFAULT WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT. EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION. THE RIGHT OF SELLER TO BE PAID THE DEPOSIT SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY FOR BUYER’S FAILURE TO PURCHASE THE PROPERTY OR BREACH OF A REPRESENTATION OR WARRANTY.
(ii)    If Seller, without the right to do so and in default of its obligations under this Agreement, fails to complete Closing or otherwise defaults under or materially breaches this Agreement, Buyer shall have the right to (i) terminate this Agreement, in which event Buyer shall be entitled to the return of the Deposit as its sole and exclusive remedy and neither Seller nor Buyer shall have any further obligations under this Agreement, except those matters expressly provided in this Agreement to survive termination, or (ii) institute a civil court action for specific performance (but not damages); provided that Buyer shall commence its action of specific performance against Seller within

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thirty (30) days after the scheduled Closing Date. UNDER NO CIRCUMSTANCES MAY BUYER SEEK OR BE ENTITLED TO RECOVER ANY SPECIAL, CONSEQUENTIAL, PUNITIVE, SPECULATIVE OR INDIRECT DAMAGES, ALL OF WHICH BUYER SPECIFICALLY WAIVES, FROM SELLER FOR ANY BREACH BY SELLER OF ITS REPRESENTATIONS, WARRANTIES OR COVENANTS OR ITS OBLIGATIONS UNDER THIS AGREEMENT. BUYER SPECIFICALLY WAIVES THE RIGHT TO FILE ANY LIS PENDENS OR ANY LIEN AGAINST ANY PROPERTY UNLESS AND UNTIL IT HAS FILED AN ACTION SEEKING SPECIFIC PERFORMANCE. Notwithstanding the foregoing, if Seller's default constitutes an Intentional Seller Default (as hereinafter defined) and Buyer makes the election described in clause (a) above, then Buyer shall also have the right to sue Seller for money damages in an amount equal to the amount of the direct, third-party out-of-pocket costs and expenses actually incurred by Buyer in connection with this Agreement and the inspection, acquisition and financing of said Property up to a maximum amount of $100,000. As used herein, "Intentional Seller Default" means any one or more of the following: (a) fraudulent misrepresentation, (b) criminal conduct (i.e. conduct that constitutes a felony under applicable law), or (c) an intentional and deliberate act of Seller taken on or after the Effective Date that is intended to result in, and does result in, Buyer's inability to consummate the transaction contemplated in this Agreement for a reason other than Buyer's default.
(c)    Upon Closing. If Closing is completed hereunder, the Deposit shall be reflected as a credit against the Purchase Price.
(d)    Upon Termination by Buyer. If Buyer terminates this Agreement as a result of Seller’s default or pursuant to the exercise of any right of termination permitted by this Agreement, upon the earlier to occur of: (i) receipt by Escrow Holder of written joint instructions from Seller and Buyer or (ii) entry of a final and unappealable adjudication determining which party is entitled to receive the Deposit, the Deposit shall be distributed in accordance with such written instructions or adjudication.
(e)    Hard Deposit. Notwithstanding any provision herein to the contrary, Buyer hereby acknowledges and agrees that the Hard Deposit shall be a “hard” deposit that is non-refundable to Buyer except as expressly set forth in this Section 3(e); provided, however, that Buyer shall be entitled to a return by Seller of the Hard Deposit in the case of a termination by Buyer under Section 3(b)(ii) (Seller Default). This provision shall survive termination of this Agreement.
4.    Closing. The consummation of the purchase and sale of the Property (the “Closing”) shall take place on or before September 21, 2016 or at earlier date as mutually agreed to in writing by the parties (the “Closing Date”). The Closing shall be conducted through an escrow with the Escrow Holder, with escrow fees to be paid by Buyer. IT IS AGREED THAT TIME IS OF THE ESSENCE OF THIS AGREEMENT. Notwithstanding the foregoing, Buyer shall have the option to extend the Closing Date to a date not later than September 30, 2016, provided that at least three (3) business days prior to the then-scheduled Closing Date: (i) the option is exercised by delivery of a written extension notice to Seller, and (ii) an additional Fifty Thousand and 00/100 Dollars ($50,000.00) is tendered to the Seller no later than 5:00 pm (Eastern), in which case such additional $50,000 shall be deemed part of the Hard Deposit as defined above.

5.    Inspection and Title Review.

(a)    Inspection Period. Buyer and its authorized agents and representatives shall have the right to enter upon the Land and Improvements (including all of the apartment units, but subject to the rights of tenants under the Leases and in accordance with applicable law) at all reasonable times during

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normal business hours to inspect and conduct reasonably necessary inspections and tests on the Property at its sole cost and expense, including, without limitation, engineering and hazardous material inspections; provided, however, any intrusive physical testing will be conducted by Buyer only after obtaining Seller’s prior written consent. The right granted in the immediately preceding sentence may be exercised during the period commencing on the Effective Date and ending on the earlier to occur of the Closing Date or termination of this Agreement. Buyer shall bear the cost of all inspections and tests, and Buyer shall give reasonable notice to the management of any inspection or test to be conducted on the Property. Buyer hereby indemnifies and holds Seller and the Property harmless as to all loss, property damage, bodily injury, cost or expense resulting from Buyer’s inspections and tests of the Property, including, without limitation, claims for services rendered by third parties conducting such inspections and tests. Buyer shall also restore the Land and Improvements to the condition in which the same were found before any such entry upon the Property and inspection or examination was undertaken. Such agreement to repair and restore, and to indemnify and hold harmless Seller shall expressly survive closing or any termination of the Agreement. Buyer shall maintain, or shall cause its contractors to maintain, public liability and property damage insurance insuring Buyer (and naming Seller as an additional insured party) against any liability arising out of any entry or inspections of the Property or work performed about the Property pursuant to the provisions hereof and shall deliver certificates of insurance evidencing such coverage to Seller prior to any entry by Buyer or its contractors on the Property.

(b)    Document Review. Within three (3) business days after the Effective Date, Seller shall deliver to Buyer (or make available for inspection at the Property) copies of the items listed on Schedule 5(b) attached hereto and made a part hereof, but only to the extent such items are in Seller’s possession or control (collectively, “Documents”); provided that Leases shall be available for inspection at the Property only. Except as otherwise expressly set forth in this Agreement, Seller makes no representations or warranties, either express or implied, and shall have no liability with respect to the accuracy or completeness of the information, data or conclusions contained in any information provided to Buyer, and Buyer shall make its own independent inquiry regarding the economic feasibility, physical condition and environmental state of the Property during the period beginning on the Effective Date and ending at 5:00 pm (Eastern) on August 15, 2016 (the “Inspection Period”).
(c)    Assignment or Termination of Contracts. Buyer shall assume all Contracts at Closing subject to this Section 5(c). Prior to the expiration of the Inspection Period, Buyer may advise Seller in writing of any Contracts that it elects to have terminated upon Closing and Seller shall provide timely notices of termination; provided, however, that Seller shall not terminate, and Buyer expressly agrees to assume, all Contracts that are not cancellable by their terms or which cannot be terminated without cost or penalty to Seller. At Closing, Seller shall assign and Buyer shall assume all Contracts that have not terminated as of the Closing Date, including without limitation, any remaining rights and obligations under Contracts under which the notice required to terminate such Contracts, though delivered, will not have run prior to Closing. Notwithstanding the foregoing, all existing agreements for management of the Property shall be terminated as of the Closing Date.
(d)    Right of Termination. If Buyer determines that the Property is not suitable in Buyer’s sole discretion, then Buyer may terminate this Agreement by written notice to Seller on or before 5:00 pm (Eastern) on the last day of the Inspection Period and this Agreement shall be null and void for all purposes (except for provisions that expressly survive hereunder) and the Deposit (less the Hard Deposit) shall be returned to Buyer. In the event that Buyer does not deliver notice of termination of this Agreement prior to the expiration of the Inspection Period, Buyer shall be deemed to have waived its right to terminate under this Section 5(d) and the Deposit shall be non-refundable to Buyer except in accordance with the terms of Section 3(b)(ii) above.

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6.    Condition of Title.
(a)     Commitment to Insure. Within three (3) business days after the Effective Date, Seller shall deliver to Buyer a copy of Seller’s Owner’s Policy of title insurance and Buyer shall promptly order a commitment from the Title Company (the “Title Commitment”) to provide a standard owner’s title insurance policy for the Property in an amount equal to the Purchase Price (the “Title Policy”); and (ii) Seller shall deliver to Buyer a copy the most recent ALTA/ACSM Land Title Survey of the Property in Seller’s possession, if any (the “Existing Survey”). Buyer, at its option and expense, may obtain a new survey, or an update of the Existing Survey of the Real Property (the “Survey”).
(b)    During the Inspection Period, Buyer shall review title to the Real Property as disclosed by the Title Commitment and, if obtained, the Survey. Seller shall have no obligation to cure title objections except to satisfy and remove liens of an ascertainable amount created by Seller, which liens Seller shall cause to be released at the Closing or affirmatively insured over by the Title Company. Seller further agrees to remove any exceptions or encumbrances to title which are created by Seller after the Effective Date of this Agreement without Buyer’s written consent. Buyer may terminate this Agreement and receive a refund of the Deposit (less the Hard Deposit) at any time prior to the expiration of the Inspection Period or if the Title Company revises the Title Commitment after the expiration of the Inspection Period to add or modify exceptions in a material adverse manner, if such additions or modifications are not acceptable to Buyer and are not removed by the Closing Date. Seller shall execute at Closing an affidavit as to authority, the rights of tenants in occupancy and the status of mechanics’ liens (and sufficient to remove from the Title Policy any exception for mechanics’ liens filed against the Real Property which relate to any matters occurring prior to the Closing Date) in form acceptable to Seller as the Title Company shall require for the issuance of the Title Policy. The Title Policy may be delivered after Closing if that is customary in the locality.
7.    Delivery of Possession. Actual sole and exclusive physical possession of the Property shall be given to Buyer at Closing unoccupied and free of any leases, claims to or rights of possession other than the rights of tenants under Leases by delivery of the keys to the Property and Seller’s limited warranty deed (the “Deed”) in the form attached hereto as Exhibit B, and Seller’s bill of sale, assignment and assumption of personal property, service contracts, warranties and leases in the form of Exhibit C to this Agreement duly executed by Seller (the “Bill of Sale and Assignment”).
8.    Apportionments. All property related items of income and expense, including but not limited to the following, shall be apportioned between Seller and Buyer as of 11:59 p.m. on the day prior to the Closing Date (the “Pro Ration Date”) as follows:
(a)    Taxes.     All real estate taxes, charges, and assessments affecting the Property (collectively, “Taxes”) shall be prorated on a per diem basis as of the Pro Ration Date, applying any discount for early payment applicable as of the Pro Ration Date, and on the basis of the actual fiscal year for which such taxes are assessed, and Buyer shall assume liability for payment of Taxes accruing in the year in which Closing occurs.  If any of the same have not been finally assessed, as of the date of Closing, then the same shall be adjusted at Closing based on the actual amount paid by Seller with respect to the most recently issued bills therefor, and shall be re-adjusted within fifteen days of the request of either party following the issuance of final bills. This provision shall expressly survive Closing and the recordation of the Deed.
(b)    Rents.     Rents and other recurring income relating to the Property and collected by Seller for the month in which Closing occurs shall be deemed earned ratably on a per diem basis and shall be prorated as of the Pro Ration Date. Amounts collected by Seller prior to the date of Closing as

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rent for each day occurring after the Pro Ration Date and all other prepaid amounts shall be credited to the Buyer at Closing. All such amounts collected by Seller or Buyer from tenants or other payors after Closing shall be paid over and applied in the following order of priority: (i) first, on account of rents and other sums due to Seller and Buyer (and pro‑rated between them as of the Pro Ration Date) for the month in which Closing occurs; (ii) then, on account of rents and other sums due to Buyer for the then-current month; and (iii) thereafter, on account of delinquent rents due to Seller for periods prior to Closing. This provision shall expressly survive Closing and the recordation of the Deed.
(c)    Other. All normal and customarily proratable items including without limitation operating expenses, personal property taxes, minimum water and sewer rentals, payments due under the Contracts which are to be assigned to Buyer, prepaid license fees and other charges for licenses and permits for the Real Property which will remain in effect for Buyer’s benefit after Closing and municipal rubbish removal charges, shall be apportioned pro rata between Seller and Buyer on a per diem basis based upon a calendar year.
(d)    Security Deposits. The total sum of all tenant security deposits currently held by Seller, together with all interest earned thereon as of the Closing Date, shall be transferred to Buyer at Closing by operation of a credit against the Purchase Price.
(e)    Utility Meter Readings. Seller shall obtain readings of the water, electric, gas and other utility meters servicing the Real Property (other than meters measuring exclusively utility consumption which is to be paid in full by tenants under Leases) to a date no sooner than two (2) days prior to the Closing Date. At or prior to Closing, Seller shall pay all charges based upon such meter readings, adjusted to include a reasonable estimate of the additional charges due for the period from the dates of the respective readings until the Closing Date. If Seller is unable to obtain readings of any meters prior to the Closing Date, Closing shall be completed without such readings and upon the obtaining thereof, Seller shall pay the charges incurred prior to the Closing Date as reasonably determined by both Buyer and Seller based upon such readings, and at Closing, Seller shall deposit with the Title Company an amount reasonably estimated to represent the anticipated obligation of Seller under this sentence.
(f)    RUBS. In addition to any other prorations described in this Agreement, any ratio utility billing systems (“RUBS”) applicable to the Property, for the following categories of utilities and other reimbursements: (i) electricity, (ii) gas, (iii) water / sewer, (iv) trash, (v) pest control and (vi) other, attributable to the uncollected or trailing collections two calendar months prior to Closing will be reflected as a credit to Seller at Closing and will be calculated for closing purposes on the uncollected or trailing collections monthly periods based on the monthly average actual trailing RUBS for six months prior to Closing according to the income statements prepared by Seller and provided to Buyer.  A subsequent cash adjustment of RUBS between Seller and Buyer will be made when actual figures are available, but in all events within 90 days after the Closing Date.  Seller and Buyer each agree to provide such information as the other may reasonably request regarding RUBS and the billing, collection, and payment thereof. This provision shall expressly survive Closing and the recordation of the Deed.
(g)    True-up. Subsequent to the Closing, if at any time during the 30-day period following Closing the actual amount of any pro-rated items that were based upon estimations at Closing, including without limitation, utilities and other operating expenses with respect to the Property for the month in which the Closing occurs, are determined, the parties agree to adjust the proration of utilities and other operating expenses and, if necessary, to refund or repay such sums as shall be necessary to effect such adjustment. For clarification, this Section 8(g) shall not apply to Taxes, Rents or RUBS which

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shall be pro-rated and paid under Sections 8(a), 8(b) and 8(f) respectively. This provision shall survive Closing and recordation of the Deed.
(h)    Closing Costs. Seller shall pay (i) ½ of all realty transfer taxes imposed on the Deed and the conveyance of the Real Property, including without limitation, all state and local transfer taxes and recordation charges and (ii) all of Seller’s legal costs and expenses. Buyer shall pay (i) ½ of all realty transfer taxes imposed on the Deed and the conveyance of the Real Property, including without limitation, all state and local transfer taxes and recordation charges, (ii) all title insurance costs and expenses, including without limitation, title search and exam, Owner’s Policy premium and Loan Policy premium, (iii) cost of the Survey, (iv) all other recording costs with respect to the conveyance of the Property, (v) all costs, fees, recordation taxes and assessments with respect to any financing, (vi) all escrow fees, and (vii) Buyer’s legal costs and expenses. All other costs and expenses incurred in connection with the transaction contemplated hereby and not specifically allocated herein shall be paid by the party incurring the same.
(i)    Up Front Payments. Any one-time inducement payments or other non-refundable fees, royalties or other payments made or paid to the owner of the Property under any Contract assumed by Buyer at Closing, including, but not limited to, any payments made to the owner of the Property under any cable agreement (“Up Front Payments”), shall not be apportioned pro rata between Seller and Buyer and Buyer shall not receive any credit from Seller at closing for any portion of any One-Time Payment attributable or allocable to any period of time from and after Closing.
(j)    Any credit due to Buyer pursuant to Section 8 shall be applied as a credit against the Purchase Price, and any credit due to Seller pursuant to Section 8 shall be paid by Buyer to Seller at Closing as an addition to the Purchase Price.
9.    Property Condition. THE PROPERTY IS BEING SOLD IN AN “AS IS,” “WHERE IS” CONDITION AND “WITH ALL FAULTS” AS OF THE EFFECTIVE DATE, SUBJECT TO NORMAL WEAR AND TEAR AND DAMAGE BY FIRE OR OTHER CASUALTY AS SET FORTH HEREIN. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, BUYER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, AND NO RESPONSIBILITY HAS BEEN OR IS ASSUMED AND/OR UNDERTAKEN BY SELLER OR BY ANY PARTNER, OFFICER, DIRECTOR, PERSON, FIRM, AGENT, ATTORNEY OR REPRESENTATIVE ACTING OR PURPORTING TO ACT ON BEHALF OF SELLER AS TO, CONCERNING OR WITH RESPECT TO (I) THE CONDITION OR STATE OF REPAIR OF THE PROPERTY; (II) THE COMPLIANCE OR NONCOMPLIANCE OF THE PROPERTY WITH ANY APPLICABLE LAWS, REGULATIONS OR ORDINANCES (INCLUDING, WITHOUT LIMITATION, ANY APPLICABLE ZONING, BUILDING, HANDICAPPED ACCESSIBILITY, OR DEVELOPMENT LAWS, CODES, RULES AND REGULATIONS); THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; (III) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED WITHIN THE PROPERTY; (IV) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON; (V) THE VALUE, EXPENSE OF OPERATION, OR INCOME POTENTIAL OF THE PROPERTY; (VI) ANY OTHER FACT OR CONDITION WHICH HAS OR MIGHT AFFECT THE PROPERTY OR THE CONDITION, STATE OF REPAIR, COMPLIANCE, VALUE, EXPENSE OF OPERATION OR

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INCOME POTENTIAL OF THE PROPERTY OR ANY PORTION THEREOF; OR (VII) WHETHER THE PROPERTY CONTAINS ASBESTOS OR ANY OTHER HARMFUL, HAZARDOUS OR TOXIC SUBSTANCES OR PERTAINING TO THE EXTENT, LOCATION OR NATURE OF SAME, OR THE CONDITION OF THE PROPERTY, INCLUDING WITHOUT LIMITATION, WATER, SOIL, AND GEOLOGY. THE PARTIES AGREE THAT ALL UNDERSTANDINGS AND AGREEMENTS HERETOFORE MADE BETWEEN THEM OR THEIR RESPECTIVE AGENTS OR REPRESENTATIVES ARE MERGED IN THIS AGREEMENT AND THE EXHIBITS HERETO ANNEXED, WHICH ALONE FULLY AND COMPLETELY EXPRESS THEIR AGREEMENT. BUYER SHALL NOT RELY UPON ANY STATEMENT OR REPRESENTATION BY OR ON BEHALF OF SELLER UNLESS SUCH STATEMENT OR REPRESENTATION IS SPECIFICALLY SET FORTH IN THIS AGREEMENT.
BUYER WAIVES AND RELEASES SELLER FROM ANY PRESENT OR FUTURE CLAIMS ARISING FROM OR RELATING TO THE PRESENCE OR ALLEGED PRESENCE OF ASBESTOS, OR ANY OTHR HARMFUL, HAZARDOUS OR TOXIC SUBSTANCES IN, ON, UNDER OR ABOUT THE PROPERTY INCLUDING, WITHOUT LIMITATION, ANY CLAIMS UNDER OR ON ACCOUNT OF (I) THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS THE SAME MAY HAVE BEEN OR MAY BE AMENDED FROM TIME TO TIME; (II) ANY OTHER FEDERAL, STATE OR LOCAL LAW, ORDINANCE, RULE OR REGULATION, NOW OR HEREAFTER IN EFFECT, THAT DEALS WITH OR OTHERWISE IN ANY MANNER RELATES TO ENVIRONMENTAL MATTERS OF ANY KIND; OR (III) THIS AGREEMENT OR THE COMMON LAW. THE TERMS AND PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE CLOSING HEREUNDER.

BUYER ACKNOWLEDGES THAT BUYER IS A SOPHISTICATED BUYER WHO IS FAMILIAR WITH THIS TYPE OF PROPERTY. BUYER IS ACQUIRING THE PROPERTY “AS IS,” “WHERE IS” AND “WITH ALL FAULTS,” IN ITS PRESENT STATE AND CONDITION, WITHOUT REPRESENTATION OR WARRANTY BY SELLER OR ANY OF ITS REPRESENTATIVES OR AGENTS AS TO ANY MATTERS WHATSOEVER EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, AND TO THE MAXIMUM EXTENT PERMITTED BY LAW, NO PATENT OR LATENT CONDITION AFFECTING THE PROPERTY IN ANY WAY, WHETHER OR NOT KNOWN OR DISCOVERABLE OR HEREAFTER DISCOVERED, SHALL AFFECT BUYER’S OBLIGATIONS HEREUNDER, NOR SHALL ANY SUCH CONDITION GIVE RISE TO ANY RIGHT OF DAMAGES, RESCISSION OR OTHERWISE AGAINST SELLER.

10.    Representations and Warranties of Seller. Except, in all cases, for any fact, information or condition disclosed in the Documents, Title Commitment, Existing Survey, Survey, Contracts or which is otherwise known to Buyer prior to Closing, Seller makes the following representations and warranties to Buyer, which representations and warranties are true and correct as of the date of this Agreement (the “Seller Representations”):
(a)    Seller is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware, with all legal power and authority to undertake, observe and perform all of Seller’s agreements and obligations hereunder.
(b)    Seller has full power, authority and legal right to execute, deliver and comply with this Agreement, and all actions of the Seller and other authorizations necessary or appropriate for the execution and delivery of and compliance with this Agreement have been taken or obtained and this Agreement constitutes the valid and legally binding obligation of the Seller enforceable against it in

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accordance with its terms; and the individual executing this Agreement and each of the documents executed in connection herewith on behalf of the Seller has the power and authority to do so. This Agreement and all documents executed by Seller that are to be delivered to Buyer at Closing (i) are, or at the time of Closing will be, duly authorized, executed and delivered by Seller, and (ii) do not, and at the time of Closing will not, violate any provision of any agreement or judicial order to which Seller is a party; and
(c)    No consents are required to be obtained from, and no filings are required to be made with, any governmental authority or third party in connection with the execution and delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby.
(d)    Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.
(e)    To Seller’s knowledge, there are no actions, proceedings, litigation or governmental investigations or condemnation actions either pending or threatened with respect to the Property except for matters covered by Seller’s current insurance policies and tenant-related matters.
(f)    To Seller’s knowledge, the rent roll attached hereto as Exhibit “D” is true, correct and genuine in all material respects as of the date shown thereon.

(g)    To Seller’s knowledge, Seller has not received written notice of any material default under any of the Contracts that will not be terminated on the Closing Date.

Seller and Buyer agree that Seller’s Representations shall survive Closing for a period of six (6) months (the “Survival Period”) and Seller shall have no liability after the Survival Period with respect to any of the Seller Representations contained herein. Any representations or warranties made to “Seller’s knowledge” shall not be deemed to imply any duty of inquiry. Buyer hereby waives any right Buyer may have to commence any action(s) to enforce any alleged breach and/or violation of any representations of Seller as set forth in this Agreement or to seek damages in connection therewith in the event that Buyer obtains actual knowledge of any such alleged breach and/or violation prior to Closing and fails to give Seller notice thereof before the Closing Date.

11.    Representations and Warranties of Buyer. Buyer, to induce Seller to enter into this Agreement and to complete Closing, makes the following representations and warranties to Seller, which representations and warranties are true and correct as of the date of this Agreement, and shall be true and correct at and as of the Closing Date in all respects as though such representations and warranties were made both at and, as of the date of this Agreement, and except as otherwise set forth herein, at and as of the Closing Date.
(a)    Buyer is a limited liability company, duly formed, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania with all legal power and authority to undertake, observe and perform all of Buyer’s agreements and obligations hereunder.
(b)    Buyer has full power, authority and legal right to execute, deliver and comply with this Agreement, and all actions of the Buyer and other authorizations necessary or appropriate for the execution and delivery of and compliance with this Agreement have been taken or obtained and this Agreement constitutes the valid and legally binding obligation of the Buyer enforceable against it in accordance with its terms; and the individual executing this Agreement and each of the documents

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executed in connection herewith on behalf of the Buyer has the power and authority to do so. This Agreement and all documents executed by Buyer that are to be delivered to Seller at Closing (i) are, or at the time of Closing will be, duly authorized, executed and delivered by Buyer, and (ii) do not, and at the time of Closing will not, violate any provision of any agreement or judicial order to which Buyer is a party.
(c)    No consents are required to be obtained from, and no filings are required to be made with, any governmental authority or third party in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby.
(d)    Neither Buyer nor any of its affiliates is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other governmental action and does not, to its actual knowledge, engage in any dealings or transactions or be otherwise associated with such persons or entities.
(e)    Buyer acknowledges that the Property may be subject to the federal Americans With Disabilities Act (the "ADA") and the federal Fair Housing Act (the "FHA"). The ADA requires, among other matters, that tenants and/or owners of "public accommodations" remove barriers in order to make the Property accessible to disabled persons and provide auxiliary aids and services for hearing, vision or speech impaired persons. Seller makes no warranty, representation or guarantee of any type or kind with respect to the Property's compliance with the ADA or the FHA (or any similar state or local law), and Seller expressly disclaims any such representation. Buyer acknowledges that it is solely responsible for determining whether the Property complies with the ADA and the FHA. The provisions of this Section 11(e) shall survive indefinitely the Closing or earlier termination of this Agreement and shall not be merged into the Deed or other closing documents.
(f)    It is expressly acknowledged by Buyer that this transaction is not subject to any financing contingency and no financing for this transaction shall be provided by Seller.
(g)    Buyer is a sophisticated and experienced Buyer of commercial properties including without limitation, apartment projects, and has participated in and is familiar with the acquisition, development, redevelopment, ownership, management, and operation of real estate projects similar to the Property. Buyer has or will have under the terms of this Agreement adequate opportunity to complete and will have completed all physical, financial, legal and regulatory investigations and examinations relating to the Property that it deems necessary, and will acquire the same solely on the basis of such investigations and examinations and the title insurance protection afforded by the Title Policy and not on the basis of any information provided or to be provided by Seller.
12.    Operations Prior to Closing. Between the date of the execution of this Agreement and Closing:
(a)    Operations and Management. During the pendency of this Agreement, Seller shall carry on its business and activities relating to the Property, substantially in the same manner as it did before the Effective Date. Seller shall maintain the physical condition of the Property in substantially its current condition, reasonable wear and tear and damage by fire and other casualty excepted.

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(b)    Compliance with Obligations. Seller shall comply in all material respects with the obligations of Seller under the Leases, the Contracts and all other agreements and contractual arrangements by which Seller and/or the Property are bound or affected. Seller shall maintain its current insurance policy in full force and effect and shall pay all required premiums and other charges.
(c)    New Contracts; New Leases. Seller shall not enter into any contract for or on behalf of or affecting the Property which cannot be terminated upon no more than thirty (30) days’ prior notice or without charge, cost, penalty or premium, and, after expiration of the Inspection Period, shall not renew, fail to give a notice which, in the absence of which, will result in an automatic renewal of, modify, cancel or terminate any Contracts except in accordance with notices given by Buyer under Section 5(c). Notwithstanding anything to the contrary set forth herein, Seller may enter into new leases or renewal leases for all or any portion of the Property in accordance with its current leasing parameters and procedures.
(d)    Updated Rent Rolls. Upon request, Seller shall provide updated rent rolls to Buyer, provided that Seller shall not be required to provide updated rent rolls more frequently than once every two weeks.
13.    Casualty.
(a)    Destruction. If at any time prior to the Closing Date any portion of the Property should sustain damage by fire or other casualty (a “Casualty”), Seller shall promptly give written notice (“Casualty Notice”) thereof to Buyer, which notice shall include Seller’s estimate of the time and cost necessary to repair or remedy the damage caused by such Casualty. If the Property is the subject of a Casualty which is material, Buyer shall have the right, at its sole option, of terminating this Agreement (by written notice to Seller and Escrow Holder given within ten (10) days after receipt of the Casualty Notice from Seller). For purposes hereof, a “material” Casualty is one where the cost of restoring the Improvements to their condition prior to the Casualty will equal or exceed Five Hundred Thousand Dollars ($500,000). If Buyer does not terminate this Agreement, the proceeds of any insurance with respect to the Property paid to Seller between the date of this Agreement and the Closing Date shall be paid over to Buyer at the time of Closing (less any amount expended by Seller under Section 13(b) below) and all unpaid claims and rights in connection with losses to the Property shall be assigned to Buyer at Closing, and the amount of the deductible required to be paid under the Seller’s applicable insurance policy or policies will be paid to Buyer, without in any manner affecting the Purchase Price.
(b)    Repairs. If the Property is the subject of a Casualty, but Buyer does not terminate this Agreement pursuant to the provisions of Section 13(a) above, then Seller shall cause all temporary repairs to be made to the Property as shall be required to prevent further deterioration and damage to the Property prior to the Closing Date. Seller shall have the right to be reimbursed from the proceeds of any insurance with respect to the Property paid between the date of this Agreement and the Closing Date for the cost of all such repairs made pursuant to this Section 13(b). Except for the obligation of Seller to repair the Property set forth in this Section 13(b), Seller shall have no other obligation to repair any Casualty, damage or destruction in the event Buyer does not elect to terminate this Agreement pursuant to the provisions of Section 13(a), and in such event, Buyer shall accept the Property at Closing as damaged or destroyed by the Casualty.
14.    Eminent Domain. If any condemnation or eminent domain (a “Taking”) affects all or any part of the Property prior to Closing, or if any proceeding for a Taking is commenced prior to Closing, or if notice of the contemplated commencement of a Taking is given prior to Closing, Seller shall deliver

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written notice of such Taking to Buyer and Buyer, to the extent such Taking is material, shall have the right, at its sole option, of terminating this Agreement (by written notice to Seller within ten (10) days after receipt by Buyer of written notice from Seller of the Taking). For purposes hereof, a “material” Taking shall mean a Taking of all or any portion of the Property which causes (i) a material reduction in the size of the Property or a material interference with the use and operation of the Property, (ii) a material reduction in the number of parking spaces available at the Property, (iii) a material adverse effect on the ingress and egress to and from the Property, or (iv) a material reduction in the gross income that it is anticipated will be generated at the Property. If Buyer does not terminate this Agreement, the Purchase Price shall be reduced by the total of any awards or damages received by Seller, and Seller shall, at Closing, be deemed to have assigned to Buyer all of Seller’s right, title and interest in and to any awards or damages to which Seller may have become entitled or may thereafter be entitled by reason of any exercise of the power of eminent domain or condemnation with respect to or for the Taking of the Property or any portion thereof.
15.    Items to be Delivered at Closing.
(a)    By Seller. At Closing, Seller shall deliver to Buyer the following:
(i)    Deed. The Deed;
(ii)    Bill of Sale and Assignment. The Bill of Sale and Assignment for the transfer of the Personal Property and for the assignment to Buyer of Seller’s interest in the Leases, the Contracts (to the extent not required to be terminated before Closing) and any assignable warranties and guaranties relating to the Property or any portion thereof (collectively, the “Warranties”) to be assigned to Buyer, assigning to Buyer or Buyer’s assignee all of the lessor’s and Seller’s rights, title and interest in the Leases, such Contracts and the Warranties;
(iii)    Keys. All keys, security cards and security codes to the Property in Seller’s possession;
(iv)    Title Company Affidavits. Such affidavits reasonably required by the Title Company to delete the so-called “standard exceptions” (other than the standard survey exceptions) and date the Title Policy no earlier than the date of Closing;
(v)    Updated Rent Roll. A rent roll in the form of Exhibit D of the rents and other charges and payments due from tenants under the Leases, including without limitation any which are in arrears, all dated as of the Closing Date and certified by Seller as true and correct to the best of Seller’s knowledge;
(vi)    State Forms. Any forms required by the County or State in connection with the conveyance of the Property and the recordation of the Deed;
(vii)    Plans and Specifications. To the extent in Seller’s possession, all plans and specifications for the improvements which constitute a part of the Property and all alterations and additions thereto, and project manuals for the Property;
(viii)    Books and Records. Duplicate copies of all books, records and operating reports in Seller’s possession which are necessary to insure continuity of operation of the Property;

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(ix)    FIRPTA. If Seller is not a foreign person or entity within the meaning of Sections 1445 and 7701 of the IRS Code, a form as required by Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”) in the form attached as Exhibit E hereto; and
(x)    Tenant Notice Letter. A letter to the tenants of the Property indicating that the Property has been sold to Buyer and directing that all future rental payments be sent to Buyer in the form attached as Exhibit F hereto; and
(xi)    Resolutions; Title Company Affidavits, Etc. Resolutions and certificates as required to evidence good standing and the due authorization of the execution and performance of this Agreement and the documents to be delivered pursuant hereto together with all affidavits, indemnities and other agreements required by the Title Company; and
(xii)    Other Documents. Any other documents required to be delivered pursuant to any other provisions of this Agreement.
(b)    By Buyer. At Closing, Buyer shall deliver to Seller the following:
(i)    Purchase Price. The balance of the Purchase Price;
(ii)    Bill of Sale and Assignment. The Bill of Sale and Assignment, duly executed and acknowledged by Buyer;
(iii)    State Forms. Any forms required by the County or State in connection with the conveyance of the Property and the recordation of the Deed;
(iv)    Resolutions; Title Company Affidavits, Etc. Resolutions and certificates as required to evidence good standing and the due authorization of the execution and performance of this Agreement and the documents to be delivered pursuant hereto together with all affidavits, indemnities and other agreements required by the Title Company;
(v)    Taxpayer I.D. Certificate. A Taxpayer I.D. Certificate, in the form attached to this Agreement as Exhibit G, duly executed by Buyer; and
(vi)    Other Documents. Any other document required to be delivered pursuant to any other provisions of this Agreement.
16.    Brokerage. Buyer and Seller represent and warrant to the other that it has dealt with no broker, finder or other intermediary in connection with this sale other than Cushman & Wakefield (“Broker”). Seller agrees to pay all brokerage commissions due to Broker in connection herewith. Buyer and Seller each agree to indemnify, defend and hold the other harmless from and against all claims, demands, causes of action, loss, damages, liabilities costs and expenses (including without limitation attorneys’ fees and court costs) which the indemnified party may incur arising by reason of the above representation being false.
17.    Indemnity. Buyer agrees to indemnify, defend and hold harmless Seller from and against, and to reimburse Seller with respect to, any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including without limitation reasonable attorney’s fees and court costs) asserted against or incurred by Seller by reason of or arising out of any Lease, Contract, claim for damages or any other claim with respect to or accruing on or after the Closing Date. Seller agrees to

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indemnify, defend and hold harmless Buyer from and against, and to reimburse Buyer with respect to, any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including without limitation reasonable attorney’s fees and court costs) asserted against or incurred by Buyer by reason of or arising out of any Lease, Contract, claim for damages or any other claim accruing prior to the Closing Date. The provisions of this Section 17 shall survive Closing and recordation of the Deed.

1.    Confidentiality. Buyer shall not disclose any Confidential Information (as defined below) to any party other than (a) persons within Buyer’s organization, Buyer’s affiliates, persons who may invest in, or co-purchase with Buyer, or person with which Buyer has contracted, including attorneys, accountants, appraisers, engineers, environmental consultants and other professionals engaged for this contemplated transaction who are advised of the confidential nature of the Confidential Information, (b) potential lenders and agents of potential lenders who are advised of the terms of this Agreement related to the Confidentiality Information, (c) as necessary to consummate the terms of this Agreement or any financing relating thereto, and (d) subject to the last sentence of this paragraph, as required by law or court order. “Confidential Information” means the terms of this Agreement and all due diligence information (including the Documents) provided to Buyer by Seller other than information of public record or generally known to the public. Buyer will destroy any electronic or paper documents constituting the Confidential Information, or return it to Seller if appropriate, if the Closing does not occur or this Agreement is terminated by Buyer or Seller before Closing. The confidentiality provisions of this Section 18 shall not apply to any disclosures made by Buyer as required by law, by court order, or in connection with any subpoena served upon Buyer; provided Buyer shall provide Seller with written notice before making any such disclosure. Buyer’s obligations under this Section 18 shall survive termination of this Agreement.

2.    No Other Representations. Buyer acknowledges that neither Seller nor anyone acting, or purporting to act, on behalf of Seller, has, except as expressly set forth in this Agreement, made any representation or warranty with respect to the Property.

3.    Assignability. Buyer shall not have the right to assign its interest in this Agreement without Seller’s advance written consent, which consent may be withheld in Seller’s sole and absolute discretion. Buyer hereby agrees that any assignment by Buyer, if consented to by Seller, shall not relieve Buyer of its obligations and liabilities hereunder. Additionally, it shall be a condition of any such assignment that the assignee assumes, in a written instrument delivered to Seller (in form and content reasonably acceptable to Seller), all obligations of Buyer hereunder. Seller’s approval of any assignment of Buyer’s interest in this Agreement shall not constitute a waiver of Seller’s right to approve any subsequent assignments.
Notwithstanding the terms of this Paragraph 20, Buyer shall have the right to assign its rights and obligations under this Agreement to an affiliate of Buyer. Buyer’s right to assign this Agreement shall be subject to execution by Buyer and the assignee of a form of assignment agreement acceptable to Seller. Buyer shall give notice of any such proposed assignment to Seller not less than five (5) business days prior to the scheduled the Closing Date. Upon such assignment, the assignee shall succeed to all of the rights of Buyer under this Agreement (including without limitation Buyer’s rights with respect to the Deposit) and shall assume all of Buyer’s obligations under the Agreement. No such assignment shall relieve Buyer of any liability under the Agreement in the event of a default by Buyer or its assignee.

4.    Notices.
(a)    All notices, demands, requests or other communications from each party to the other required or permitted under the term of this Agreement shall be in writing and, unless and until

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otherwise specified in a written notice by the party to whom notice is intended to be given, shall be sent to the parties at the following respective addresses:
if intended for Buyer:        DBC Real Estate Management, LLC
51 Pennwood Place, Suite 200
Warrendale, PA 15086
Attn: Gregory A. Hand
Email: ghand@dbcrealestate.com

With a copy to:            DBC Real Estate Management, LLC
51 Pennwood Place, Suite 200
Warrendale, PA 15086
Attn: Victor Son
Email: vson@dbcrealestate.com

if intended for Seller:        RRE Woodland Village Holdings, LLC
c/o Resource Real Estate, Inc.
1845 Walnut Street, 18th Floor
Philadelphia, PA 19103
Attn: Luke Perl, Transaction Manager
Facsimile No.: (215) 761-0452
Email: LPerl@Resourcerei.com

With a copy to:            Resource Real Estate, Inc.
1845 Walnut Street, 18th Floor
Philadelphia, PA 19103
Attn: Shelle Weisbaum, General Counsel
Facsimile No.: (215) 761-0452
Email: sweisbaum@resourcerei.com

And with a copy to:        Ledgewood, P.C.
Two Commerce Square
2001 Market Street, Suite 3400
Philadelphia, PA 19103
Attn: Stacy C. Bedwick, Esquire
Facsimile No.: (215) 735-2513
Email: sbedwick@ledgewood.com

Notices may be given on behalf of any party by its legal counsel.
(b)    Each such notice, demand, request or other communication shall be deemed to have been properly given for all purposes if (i) delivered to a nationally recognized overnight courier service for next business day delivery, to its addressee at such party’s address as set forth above or (ii) delivered via electronic mail to the email address listed above, provided, however, that if such communication is given via electronic mail, an original counterpart of such communication shall concurrently be sent in the manner specified in clause (i) above.

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(c)    Each such notice, demand or request shall be deemed to have been given upon the earlier of (i) actual receipt or refusal by the addressee or (ii) deposit thereof with the courier if sent pursuant to section (b)(ii) above.
5.    Additional Escrow Provisions.
(a)    Deposit. Escrow Holder agrees to deposit the Escrowed Deposit in an interest bearing account, subject to the receipt from Buyer of a form W-9 for the purposes of investing said funds and to hold and disburse said funds, and any interest earned thereon, as hereinafter provided. Upon written notification from Seller or Buyer in accordance with the terms of this Agreement, Escrow Holder shall release the funds in accordance with and pursuant to the written instructions. In the event of a dispute between any of the parties hereto sufficient in the sole discretion of Escrow Holder to justify its doing so, Escrow Holder shall be entitled to tender unto the registry or custody of any court of competent jurisdiction all money or property in its hands held under the terms of this Agreement, together with such legal pleading as it deems appropriate, and thereupon be discharged.
(b)    Escrow Holder. Seller and Buyer covenant and agree that in performing any of its duties under this Agreement, Escrow Holder shall not be liable for any loss, costs or damage which it may incur as a result of serving as Escrow Holder hereunder, except for any loss, costs or damage arising out of its willful default or gross negligence. Accordingly, Escrow Holder shall not incur any liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of its counsel given with respect to any questions relating to its duties and responsibilities, or (ii) to any action taken or omitted to be taken in reliance upon any document, including any written notice of instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also to the truth and accuracy of any information contained therein, which Escrow Holder shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform with the provisions of this Agreement.
(c)    Indemnity. Seller and Buyer hereby agree to indemnify and hold harmless Escrow Holder against any and all losses, claims, damages, liabilities and expenses, including without limitation, reasonable costs of investigation and attorneys' fees and disbursements which may be imposed upon or incurred by Escrow Holder in connection with its serving as Escrow Holder hereunder, except for any loss, costs or damage arising out of its willful default, gross negligence or failure to adhere to the terms or conditions of this Agreement. The provisions of this Section shall survive termination of this Agreement.
6.    Miscellaneous.
(a)    Entire Agreement; Governing Law. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, supersedes all prior or other negotiations, representations, understandings and agreements of, by or among the parties, express or implied, oral or written, which are fully merged herein. The express terms of this Agreement control and supersede any course of performance and/or customary practice inconsistent with any such terms. Any agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Agreement unless such agreement is in writing and signed by the party against whom enforcement of such change, modification, discharge or abandonment is sought. This Agreement shall be governed by and construed under the laws of the State where the Real Property is located.
(b)    Liability. (i) Notwithstanding anything to the contrary contained herein, Seller’s shareholders, partners, members, the partners or members of such partners or members, the shareholders

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of such partners or members, and the trustees, officers, directors, employees, agents and security holders of Seller and the partners or members of Seller assume no personal liability for any obligations entered into on behalf of Seller and its individual assets shall not be subject to any claims of any person relating to such obligations; and (ii) Buyer’s shareholders, partners, members, the partners or members of such partners or members, the shareholders of such partners or members, and the trustees, officers, directors, employees, agents and security holders of Buyer and the partners or members of Buyer assume no personal liability for any obligations entered into on behalf of Buyer and its individual assets shall not be subject to any claims of any person relating to such obligations. The foregoing shall govern any direct and indirect obligations of Seller and Buyer under this Agreement. This provision shall expressly survive Closing and recordation of the Deed or termination of this Agreement.
(c)    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.
(d)    Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other provision may be invalid or unenforceable in whole or in part.
(e)    Gender, etc. Words used in this Agreement, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.
(f)    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall be binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected on this Agreement as the signatories. Electronically transmitted counterparts of this Agreement or signature pages hereof shall have the same force and effect as originals.
(g)    Exhibits. All exhibits attached to this Agreement are incorporated by reference into and made a part of this Agreement.
(h)    No Waiver. Neither the failure nor any delay on the part of either party to this Agreement to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of any such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
(i)    Headings. The headings incorporated in this Agreement are for convenience in reference only, are not a part of this Agreement and do not in any way limit or add to the terms and provisions of this Agreement.
(j)    Interpretation. No provision of this Agreement is to be interpreted for or against either party because that party or that party’s legal representative or counsel drafted such provision.
(k)    Time. TIME IS OF THE ESSENCE OF THIS AGREEMENT. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays,

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Sundays and holidays; provided, however, that if the final day of any time period provided in this Agreement shall end on a Saturday, Sunday or legal holiday, then the final day shall extend to 5:00 p.m. Eastern time of the next full business day. For the purposes of this Section, the term “holiday” shall mean a day other than a Saturday or Sunday on which banks are closed in the state in which the Real Property is located.
(l)    Attorney’s Fees. In connection with any litigation arising out of this Agreement, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorney’s fees. For purposes of this Agreement, “prevailing party” shall include, without limitation, a party obtaining substantially the relief sought, whether by compromise, settlement or otherwise.
(m)    No Recording of Agreement. Neither Seller nor Buyer shall cause or permit this Agreement to be filed of record in any office or place of public record and, if Buyer or Seller shall fail to comply with the terms hereof by recording or attempting to record the same, such act shall not operate to bind or cloud title to the Real Property.
(n)    Negotiations. Seller shall have the right at all times prior to the expiration of the Inspection Period, to solicit backup offers and enter into discussions, negotiations, or any other communications concerning or related to the sale of the Property with any third party; provided, however, that such communications are subject to the terms of this Agreement and that Seller shall not enter into any contract with a third party for the sale of the Property unless such contract is contingent on the termination of this Agreement without the Property having been conveyed to Buyer.
(o)    WAIVER OF JURY TRIAL. BUYER WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT, (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALING OF THE BUYER AND SELLER IN RESPECT OF THIS AGREEMENT OR RELATED TRANSACTIONS, IN EACH CASE WHETHER NOW EXISTING OR LATER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BUYER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION WILL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT SELLER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BUYER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
(p)    1031 Exchange. Buyer or Seller may desire to exchange, for other property of like kind and qualifying use within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations promulgated thereunder, fee title in the Project. Each of Buyer and Seller expressly reserves the right to assign its rights, but not its obligations, hereunder to a Qualified Intermediary as provided in Treasury Reg. §1.1031(k)-1(g)(4) on or before Closing and each party hereby agrees to fully cooperate with the other party, at no cost to such party, in the furtherance of any such like-kind exchange pursuant to Code §1031 contemplated by either party hereto.
(q)    Reporting Person. Each of Seller and Buyer hereby designate the Escrow Holder as the “Reporting Person” as such term is utilized in Section 6045 of the Internal Revenue Code of 1986, as amended, and regulations thereunder. Seller agrees to provide the Title Company with such information as may be required for the Escrow Holder to file a Form 1099 or other required form relative to the Closing with the Internal Revenue Service. A copy of the filed Form 1099 or other filed form shall be provided to Seller and Buyer simultaneously with its being provided to the Internal Revenue Service.

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(r)    Merger Provision. Except as otherwise expressly provided herein, any and all rights of action of Buyer for any breach by Seller of any representation, warranty or covenant contained in this Agreement shall merge with the Deed and other instruments executed at Closing, shall terminate at Closing and shall not survive Closing.
7.    Employees. Notwithstanding any provision herein to the contrary, Buyer and Seller hereby agree that Buyer shall have the right to contact existing property management personnel regarding continuation of employment with Buyer after Closing, provided that no such contact shall occur prior to September 7, 2016.

[SIGNATURES CONTAINED ON FOLLOWING PAGE]

IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Agreement as a sealed instrument as of the day and year first above written.

SELLER:

RRE WOODLAND VILLAGE HOLDINGS, LLC, a Delaware limited liability company

By: RCP Woodland Village Manager, LLC, a Delaware limited liability company, its manager

By: _________________________________
Name:
Title:

BUYER:

DBC REAL ESTATE MANAGEMENT, LLC, a Pennsylvania limited liability company

By: _________________________________
Name:
Title:

Taxpayer ID Number: 26-1908438

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JOINDER OF ESCROW HOLDER

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, the Escrow Holder named in the annexed Agreement, hereby agrees to be bound by the provisions of the annexed Agreement relating to the holding and disbursement of all monies paid to the undersigned in escrow, and to disburse such sums strictly in accordance with the terms of the Agreement.

Intending to be legally bound, the undersigned has caused this Joinder to be executed by its duly authorized representative the ____day of July, 2016.

BELL, CARRINGTON & PRICE

By:_________________________
Name:
Title:

EXHIBIT A

[LEGAL DESCRIPTION OF REAL PROPERTY]

A-1

EXHIBIT B

LIMITED WARRANTY DEED

Prepared by and after recording, return to:
Robinson McFadden & Moore, P.C.
Attn: Wilson W. McDonald, Esq.
Post Office Box 944
Columbia, SC 29202

STATE OF SOUTH CAROLINA COUNTY OF LEXINGTON	) ) )	TITLE TO REAL ESTATE LIMITED WARRANTY DEED

KNOW ALL MEN BY THESE PRESENTS, that RRE Woodland Village Holdings, LLC (“Grantor”), a Delaware limited liability company, in the State aforesaid, for and in consideration of the sum of __________________________________ AND NO/HUNDREDTHS DOLLARS ($____________) to the Grantor paid by _____________, a _______________ (“Grantee”), the receipt of which is hereby acknowledged, subject to the Exceptions as set forth and defined below, has granted, bargained, sold and released, and by these presents does grant, bargain, sell and release unto the said Grantee the following described property:

SEE ATTACHED EXHIBIT “A” FOR THE LEGAL DESCRIPTION

Derivation: This being the identical property conveyed to _____________ by deed of _______________, dated ___________ and recorded on ___________, in the Office of the ROD for Lexington County in Deed Book _____ at Page _____.

TMS No. _____________

Grantee’s Address:	__________________
__________________

C-1

This conveyance is made subject to 2016 ad valorem real property taxes, and any restrictions, reservations, licenses, zoning ordinances or easements that may appear of record or on any recorded plats of the premises (collectively, the “Permitted Exceptions”). THIS CONVEYANCE IS WITHOUT FURTHER REPRESENTATION OR WARRANTIES, EXPRESS OR IMPLIED, BY GRANTOR AS TO THE VALUE, CONDITION, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR USE OR PURPOSE, ENVIRONMENTAL CONDITION OR STATUS OF THE PROPERTY OR ANY PART THEREOF OR AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE UPON INSPECTION OF THE SUBJECT PROPERTY, IT BEING THE EXPRESS INTENTION OF GRANTOR THAT THE REAL PROPERTY DESCRIBED ABOVE IS TRANSFERRED IN ITS CURRENT CONDITION AND STATE “AS-IS” AND “WHERE-IS”.
Together with all and singular, the rights, members, hereditaments and appurtenances to the said premises belonging to or in anywise incident or appertaining.
TO HAVE AND TO HOLD all and singular the premises before mentioned unto the said Grantee, his heirs, successors and assigns forever.
And the Grantor does hereby bind itself, its successors and assigns, to warrant and forever defend all and singular the premises unto the said Grantee, and Grantee’s heirs, successors and assigns, against the Grantor and Grantor’s successors and assigns lawfully claiming by and through the Grantor, but against none others.

[remainder of page intentionally blank – signatures to follow]

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WITNESS the Hand and Seal of the Grantor this ____ day of ____________, 2016.

Signed, sealed and delivered in the presence of:	RRE WOODLAND VILLAGE HOLDINGS, LLC, a Delaware limited liability company By: RCP Woodland Village Manager, LLC, a Delaware limited liability company, its manager
By:
Name: Title:

STATE OF	)
)        ACKNOWLEDGMENT

COUNTY OF	)

On this ________ day of ___________, 2016, before me personally came the within-named Grantor, RRE Woodland Village Holdings, LLC by and through RCP Woodland Village Manager, LLC, a Delaware limited liability company, its manager by and through ____________ its _______________, who acknowledged to me that s/he executed the foregoing instrument; and who is personally known to me, or who was proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument.

______________________________________
(Signature of Notary Public)
Name:________________________________
Notary Public for the State of _______________
My Commission expires:__________________

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EXHIBIT C

BILL OF SALE, ASSIGNMENT AND ASSUMPTION OF
PERSONAL PROPERTY, SERVICE CONTRACTS, WARRANTIES AND LEASES
RRE WOODLAND VILLAGE HOLDINGS, LLC, a Delaware limited liability company (“Grantor”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to it in hand paid by ________________________________________, a ____________________ (“Grantee”), the receipt and sufficiency of which are hereby acknowledged, has Granted, Sold, Assigned, Transferred, Conveyed, and Delivered and does by these presents Grant, Sell, Assign, Transfer, Convey and Deliver unto Grantee, all of Grantor’s rights, titles, and interests in and to the following described properties located in, affixed to, and/or arising or used in connection with the improved property with parking and other amenities (the “Project”) situated on the land in the County of Lexington, State of South Carolina more particularly described on Exhibit A attached hereto and made a part hereof for all purposes (the “Land,” which together with the Project is sometimes hereinafter called the “Property”):
(a)    All fixtures, furniture, equipment, supplies and other tangible and intangible personal property attached or appurtenant to, or located in or on, or used solely in connection with the Real Property, which are owned by Seller excluding, however, any “Thin Client Solutions” hardware and software and any items upon which appears the “Resource Residential” logo, including without limitation, any door rugs, portable movie screens, marketing brochures and other literature (the “Personal Property”), and located on, attached to, relating to, or used in connection with the operation and maintenance of the Property;
(b)    The Grantor’s interest in all leases, tenancies, licenses and other agreements for the use or occupancy of any portion of the Project in effect as of the date hereof and all guaranties in connection therewith (the “Leases”), together with security and other deposits owned or held by Grantor pursuant to the Leases, which Leases and security deposits are described on the rent roll attached hereto as Exhibit B;
(c)    All assignable leasing, service, supply and maintenance contracts relating to the ownership and operation of the Property (the “Service Contracts”) listed on Exhibit C attached hereto; and
(d)    Any assignable warranties and guaranties relating to the Property or any portion thereof (collectively, the “Warranties”).
Grantor and Grantee hereby covenant and agree as follows:
(i)    Grantee accepts the aforesaid assignment and Grantee assumes and agrees to be bound by and timely perform, observe, discharge, and otherwise comply with each and every one of the agreements, duties, obligations, covenants and undertakings upon the lessor’s part to be kept and performed under the Leases and any obligations of Grantor under the Service Contracts.
(ii)    Grantee hereby indemnifies and agrees to hold harmless Grantor from and against any and all liabilities, claims, demands, obligations, assessments, losses, costs, damages, and expenses of any nature whatsoever (including, without limited the generality of the foregoing, reasonable attorneys’ fees and court costs) which Grantor may incur, sustain, or suffer, or which may be asserted or assessed against Grantor on or after the date hereof, arising out of, pertaining to or in any way connected with the obligations, duties, and liabilities under the Leases and the Service Contracts, or any of them, arising from and after the date hereof.

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(iii)    The burden of the indemnity made in paragraph (ii) hereof shall not be assigned. Except as aforesaid, this Agreement shall bind and inure to the benefit of the parties and their respective successors, legal representatives and assigns.
(iv)    Neither this Agreement nor any term, provision, or condition hereof may be changed, amended or modified, and no obligation, duty or liability or any party hereby may be released, discharged or waived, except in a writing signed by all parties hereto.
GRANTEE ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THAT CERTAIN AGREEMENT OF PURCHASE AND SALE DATED AS OF JULY ___, 2016, GRANTOR HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES (OTHER THAN THE WARRANTY OF TITLE AS SET OUT IN THE DEED), PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH GRANTEE MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY, (G) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY, OR (H) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY, AND SPECIFICALLY, THAT GRANTOR HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THE EXISTENCE IN OR ON THE PROPERTY OF HAZARDOUS MATERIALS OR SUBSTANCES. GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, GRANTEE IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY GRANTOR AND ACCEPTS THE PROPERTY AND WAIVES ALL OBJECTIONS OR CLAIMS AGAINST GRANTOR (INCLUDING, BUT NOT LIMITED TO, ANY RIGHT OR CLAIM OF CONTRIBUTION) ARISING FROM OR RELATED TO THE PROPERTY OR TO ANY HAZARDOUS MATERIALS ON THE PROPERTY. GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT GRANTOR HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. GRANTOR IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS” CONDITION AND BASIS WITH ALL FAULTS. IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE FOR THE PROPERTY HAS BEEN

C-2

ADJUSTED BY PRIOR NEGOTIATION TO REFLECT THAT ALL OF THE PROPERTY IS SOLD BY GRANTOR AND PURCHASED BY GRANTEE SUBJECT TO THE FOREGOING.

C-2

IN WITNESS WHEREOF, Grantor and Grantee have executed this Assignment of Personal Property, Service Contracts, Warranties and Leases effective as of _______________, 2016

GRANTOR:
RRE WOODLAND VILLAGE HOLDINGS, LLC, a Delaware limited liability company

By: RCP Woodland Village Manager, LLC, a Delaware limited liability company, its manager

By: _____________________________
               Name:
               Title:

GRANTEE:
[______________], a _____________

By: _________________________
Name:
Title:

Bill of Sale Exhibit A – legal description

Bill of Sale Exhibit B – rent roll

Bill of Sale Exhibit C – list of assumed contracts

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EXHIBIT D

[RENT ROLL]

SEE ATTACHED

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EXHIBIT E

FIRPTA

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including section 1445), the undersigned “Transferor” which is the owner, directly or indirectly of all of the membership interests of RRE WOODLAND VILLAGE HOLDINGS, LLC, a Delaware limited liability company, which has legal title to a U.S. real property interest under local law, will be the actual transferor of the property for U.S. tax purposes and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Transferor, the undersigned hereby certifies as follows:

1.	Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.	Transferor is not a disregarded entity, as defined in Treas. Reg. § 1.1445-2(b)(2)(iii);

3.	Transferor’s U.S. taxpayer identification number is _____________________; and

4.	Transferor’s office address is 1845 Walnut Street, 18th Floor, Philadelphia, PA 19103.

Transferor understands that the above information may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, the undersigned, in the capacity set forth below, hereby declares that he has examined this instrument and to the best of his knowledge and belief it is true, correct, and complete, and the undersigned further declares that he has the authority to sign this document in such capacity.

TRANSFEROR:

RESOURCE REAL ESTATE INVESTORS 7, LP, a Delaware limited partnership

By: Resource Capital Partners, Inc., a Delaware corporation, its general partner

By: _________________________
Name:
Title:

Dated: _________________, 2016

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EXHIBIT F
TAXPAYER I.D. CERTIFICATE
In connection with certain Internal Revenue Service reporting requirements imposed upon Seller, Buyer hereby certifies that listed below is Buyer’s address and taxpayer I.D. number, true and correct as of the Closing Date.
Address:

Taxpayer I.D. No.:
Buyer hereby consents to Seller’s release of the above information in connection with any reporting requirements imposed upon Seller by any governmental authority.
,
a

By:
Name:
Title:

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EXHIBIT G
NOTICE TO TENANTS
September ___, 2016
Residents of Woodland Village Apartments
2221 Bush Rover Road
Columbia, SC 29210

Dear Resident:

Notice is hereby given to the tenants of Woodland Village Apartments (the “Property”) that the current owner of the Property (the “Seller”), has sold the Property to ______________ (“Buyer”) effective as of this date. Buyer has assumed all of the obligations of Seller, as landlord under your lease, including any obligations with respect to your security deposit. Buyer is now your landlord and all future rent payments under your lease shall be made to Buyer.
In the event that your rent payments are made to Seller via an ACH, other automatic debit system, or the WIPS program, such payments shall be rejected as of the date hereof and you should make alternative arrangements with Buyer for the payment of your rent.
Buyer’s address for purposes of your lease is as follows:
________________
________________
________________
Attn:
Phone:

All future rental payments should be hand delivered to the on-site rental office or made through the new resident online portal.
Sincerely,

RRE WOODLAND VILLAGE HOLDINGS, LLC, a Delaware limited liability company

By: RCP Woodland Village Manager, LLC, its manager

By:

Name:
Title:

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SCHEDULE 2(a)
Wire Instructions

SCHEDULE 5(b)

[DOCUMENTS]

To the extent in Seller’s possession or control:

a. internally prepared financial statements and operating statements for the three (3) full consecutive years immediately preceding the date of the execution of the Purchase and Sale Agreement, and year-to-date operating statements for the current year certified by Seller.
b. Current rent roll or other reports reflecting actual rent; any concessions; any prepaid rent; security, pet, key, or any other deposits; and delinquencies.
c. Historical occupancy reports for the period covered by the financial and operating statements and the current year.
d. Copies of all leases, lease files, and tenant correspondence or notices (available on-site)
e. Copies of all tenant work orders and summary of other repairs made for the period covered by the financial and operating statements and the current year (or report generated by Yardi accounting software)
f. Detailed breakdown of all capital expenditures for the Property for the period covered by the financial and operating statements and the current year.
g. Copies of the real estate and personal property tax bills for the Property for the period covered by the financial and operating statements and the current year.
h. Copies of all utility bills for the Property for the twelve (12) most recent months including water, sewer, electricity, gas, cable television, internet and phone (available via Conservice)
i. Copies of all maintenance, service, employment or vendor contracts for the Property.
j. Copies of all Seller’s owner’s title policies issued for the Property as of, or following, the Seller’s acquisition
k. Copies of any existing plans and specifications for the improvements on the Property including renovation and repairs, and cost breakdowns if available.
n. Copies of any existing surveys and/or metes and bounds descriptions of the Property.
o. Certificates of Occupancy for the Property.
p. All information or documentation related to any threatened, pending, or existing litigation by or with tenants, contractors, subcontractors, vendors, service providers, lenders, partners or members any way related to the Property (other than those related to tenant matters)